Exhibit 5.1

Santiago (Chile), [●], 2022

LATAM Airlines Group S.A.

Presidente Riesco 5711, 20th Floor

Las Condes

Santiago, Chile

Ladies and Gentlemen,

We have acted as special Chilean counsel to LATAM Airlines Group S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (the “Company”), in connection with the Company’s filing on the date hereof of a registration statement on Form F-1 (Registration No. [         ]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of (i) [number] of common shares (the “Back-up Shares”) to be issued and to be subscribed and fully paid upon the exercise of the convertible notes issued pursuant to the terms of the backstop commitment agreements entered into on January 12, 2022 (as amended from time to time) with such investors thereto (the “Backstop Agreements”) and (ii) [number] common shares to be issued to certain of the Company’s existing shareholders pursuant to the terms of the Backstop Agreements (the “New Shares” and together with the Back-up Shares, the “Common Shares”), in each case to be offered for resale in the United States by the Registered Holders in the form of American Depositary Shares representing the Common Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Third Amended and Restated Deposit Agreement, dated as of September 21, 2017, by and among the Company, JPMorgan Chase Bank N.A., as depositary, and the registered holders and beneficial owners from time to time of ADSs, as amended on March 12, 2021 and as further amended on [                    ], 2022 and as may further amended from time to time.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements and certificates and other instruments, and examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion letter.

In connection with the opinions expressed below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, we advise you that, in our opinion:

(1)	The Company is a publicly held stock corporation (sociedad anónima abierta), duly organized and validly existing under the laws of the Republic of Chile.

(2)

(i) the New Shares have been duly authorized and validly issued, and when delivered upon execution of the applicable share subscription agreement, will be fully paid and non-assessable; and (ii) the Back-up shares have been duly authorized and validly issued and, when delivered upon conversion of the convertible notes in accordance with the convertible notes indenture will be validly issued, fully paid and non-assessable.

We are lawyers admitted to practice in the Republic of Chile and the foregoing opinion is limited to the laws of the Republic of Chile as in effect on the date hereof.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Common Shares. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Validity of the Securities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,